UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2014

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

THL Credit, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 3, 2014. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 17,582,529 shares of the Company’s common stock, out of a total number of 33,905,202 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. Following are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 — Election of Directors

The following individuals, constituting all of the nominees named in the Company’s Proxy Statement, were elected as directors to serve until the 2015 annual meeting of stockholders or until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Director	For	Withheld
David K. Downes	16,449,155	1,133,374
Nancy Hawthorne	16,852,332	730,197
Keith W. Hughes	17,201,800	380,729
James K. Hunt	16,815,957	766,572
John A. Sommers	16,866,697	715,832
David P. Southwell	16,873,258	709,271

Proposal 2 — Approval to Sell Shares Below Net Asset Value

A proposal to authorize the Company to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then current net asset value per share was approved. The following votes were taken in connection with this proposal:

Vote With Affiliate Shares

For	Against	Abstain
13,764,441	3,639,282	178,800

Vote Without Affiliate Shares

For	Against	Abstain
13,206,043	1,628,112	178,800

Proposal 3 — Approval to Issue Debt with Warrants or Convertible Debt

A proposal to authorize the Company to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the market value per share but may be below the Company’s then current net asset value in one or more offerings was approved. The following votes were taken in connection with this proposal:

For	Against	Abstain
14,840,430	2,547,000	195,093

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: June 4, 2014	By:	/S/ TERRENCE W. OLSON

	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer